Exhibit 99.1

News Release One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035 503-684-7000

For release: February 9, 2022, 4:30 p.m. EDT	Contact: Jack Isselmann, Media Relations
Justin Roberts, Investor Relations
Ph: 503-684-7000

Greenbrier completes successful railcar asset-backed securities issuance

Inaugural transaction in ABS market yields favorable terms

GBX Leasing leverages strong freight railcar market to grow portfolio in 2022

Lake Oswego, Oregon, February 9, 2022 –The Greenbrier Companies, Inc. (NYSE: GBX) (“Greenbrier”), a leading international supplier of equipment and services to global freight transportation markets, today announced the completion of its first offering of railcar asset-backed securities (“ABS”) and long-term financing for GBX Leasing (“GBXL”), a joint venture between Greenbrier and The Longwood Group.

GBXL’s wholly owned subsidiary GBX Leasing 2022-1 LLC (“GBXL-2022”) issued an aggregate principal amount of $323.3 million of its Series 2022-1 Class A and Class B Notes (“Notes”) with a blended interest rate of 2.9%. The Notes have a weighted average life of approximately six years. The transaction is secured by nearly 4,500 railcars with a fair market value of $413 million and their associated operating leases. The railcar securitization will be consolidated on Greenbrier’s balance sheet but is non-recourse to Greenbrier.

Greenbrier CEO and Chairman William A. Furman stated, “The strong response from investors produced excellent terms for GBXL’s first asset-backed securitization. The quality of this transaction demonstrates the respect and confidence engendered by Greenbrier’s leasing capabilities and the current strength of railcar securitizations in the debt market. All debt associated with GBXL’s leasing warehouse will be extinguished with the proceeds of this financing. This positions GBXL for robust fleet growth through 2022, creating scale for our leasing strategy going forward. Stable cash flows from leasing bolster Greenbrier’s integrated business model, allowing us to more fully capitalize on growing momentum in the North American freight railcar market.”

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Through its wholly owned subsidiaries and joint ventures, Greenbrier designs, builds and markets freight railcars and marine barges in North America, Europe and Brazil. We are a leading provider of freight railcar wheel services, parts, repair, refurbishment and retrofitting services in North America through our wheels, repair & parts business unit. Greenbrier manages 445,000 railcars and offers railcar management, regulatory compliance services and leasing services to railroads and other railcars owners in North America. GBX Leasing (GBXL) is a special purpose subsidiary that owns and manages a portfolio of leased railcars that originate primarily from Greenbrier’s manufacturing operations. Together, GBXL and Greenbrier own a lease fleet of nearly 12,500 railcars. Learn more about Greenbrier at www.gbrx.com.

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Greenbrier Announces Pricing of Convertible Notes ... (Cont.)	Page 2

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Greenbrier uses words such as “bolster”, “capitalize”, “create”, “growth”, “momentum”, “positions”, “scale”, “will”, and similar expressions to identify forward-looking statements. These forward-looking statements relate to a variety of matters, including, without limitation, statements that relate to the size of Greenbrier’s lease fleet over time, the railcar leasing market, and Greenbrier’s leasing strategy, cash flows, and future returns. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the following: COVID-19, variants thereof, governmental reaction thereto, and related economic disruptions (including, among other factors, supply disruptions, inflation, and increases in interest rates) having a negative impact on our business or our inability to lease railcars at satisfactory rates, or remarket leased railcars on favorable terms upon lease termination. More information on potential factors that could cause our results to differ from our forward-looking statements is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic report on Form 10-K and subsequent reports on 10-Q. Except as otherwise required by law, the Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof.

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